EXHIBIT 23



      Consent of Independent Certified Public Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-58361) of Aristar, Inc. of our report dated February 14, 1997, which appears on page 2 of the Current Report on Form 8-K/A dated December 31, 1996.



PRICE WATERHOUSE LLP
Tampa, Florida
August 6, 1997